FOR IMMEDIATE RELEASE
March 26, 2018

Investor Contact:
Andrew Slabin
Andrew_Slabin@discovery.com
212-548-5544

Jackie Burka
Jackie_Burka@discovery.com
212-548-5642

Media Contact:
Bill Launder
Bill_Launder@discovery.com
212-548-5693

DISCOVERY TO REPORT FIRST QUARTER 2018 RESULTS ON TUESDAY, MAY 8

(Silver Spring, Md.) – Discovery, Inc. (Nasdaq: DISCA, DISCB, DISCK) will report first quarter 2018 results on Tuesday, May 8, 2018, at 7:00 a.m. ET. The company will host a conference call at 8:30 a.m. ET to discuss the results.

To access the conference call in the U.S. dial 1-844-452-2811, or outside of the U.S. dial 1-574-990-9832, and use the following passcode: DISCA. Please dial in approximately 10 minutes in advance to ensure you are connected prior to the beginning of the call.

First quarter results and a live audio webcast of the call will be available on Discovery’s website at https://corporate.discovery.com/.

A replay of the call will be available beginning approximately two hours after the completion of the call until May 22, 2018. The replay can be accessed by phone in the U.S. at 1-855-859-2056 and outside of the U.S. at 1-404-537-3406 using the following passcode: 4596338. A replay of the audio webcast also will be available in the “Investor Relations” section of the company’s website.

About Discovery:
Discovery, Inc. (Nasdaq: DISCA, DISCB, DISCK) is a global leader in real life entertainment, serving a passionate audience of superfans around the world with content that inspires, informs and entertains. Discovery delivers over 8,000 hours of original programming each year and has category leadership across deeply loved content genres around the world. Available in 220 countries and territories and 50 languages, Discovery is a platform innovator, reaching viewers on all screens, including TV Everywhere products such as the GO portfolio of apps and Discovery Kids Play; direct-to-consumer streaming services such as Eurosport Player and Motor Trend OnDemand; and digital-first and social content from Group Nine Media. Discovery’s portfolio of premium brands includes Discovery Channel, HGTV, Food Network, TLC, Investigation Discovery, Travel Channel, Turbo/Velocity, Animal Planet, and Science Channel, as well as OWN: Oprah Winfrey Network in the U.S., Discovery Kids in Latin America, and Eurosport, the leading provider of locally relevant, premium sports and Home of the Olympic Games across Europe. For more information, please visit corporate.discovery.com and follow @DiscoveryIncTV across social platforms.

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